UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2005
PowerHouse Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-5278NY	94-3334052
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

555 Twin Dolphin Drive, Suite 650
Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 232-2600
   (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations.

Item 1.01	Entry into a Material Definitive Agreement.
On September 26, 2005, PowerHouse Technologies Group, Inc. (“the Company”) entered into a Settlement Agreement with The Wall Street Group, Inc. (“WSG”) and Wall Street Consultants, Inc. (“WSC”) settling a dispute between the parties relating to a claim by WSG that the Company breached a contract with WSG for services performed by WSG. Under the Settlement Agreement, the Company paid WSG $328,000 and issued to WSC a five-year option to purchase up to 350,000 shares of the Company’s common stock at $.60 per share. The option agreement also grants to WSC certain piggyback registration rights.

Section 3	Securities and Trading Markets.

Item 3.02	Unregistered Sales of Equity Securities.
The disclosures made in response to Item 1.01 above are incorporated herein by reference.
The issuance of options to purchase the Company’s common stock in consideration for the settlement of the dispute with WSG is exempt from the registration requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act and Regulation D thereunder.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, PowerHouse Technologies Group, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2005	POWERHOUSE TECHNOLOGIES GROUP, INC.
	By:	/s/ Jay Elliott
		Name:	Jay Elliott
		Title:	Chief Executive Officer